Exhibit 5.1

CityPoint
1 Ropemaker Street
London EC2Y 9AW
Tel: +44 (0) 20 3580 4700
Fax:+44 (0) 20 3580 4800
August 4, 2016

Aspen Insurance Holdings Limited
141 Front Street
Hamilton HM 19
Bermuda
Ladies and Gentlemen:
We have acted as special U.S. counsel for Aspen Insurance Holdings Limited, a company existing under the laws of Bermuda (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-3, dated August 4, 2016 (the “Registration Statement”) to which this opinion is filed as an exhibit, with respect to the registration of securities of the Company to be sold by the Company consisting of: the Company’s senior and subordinated debt securities (collectively, the “Debt Securities”); the Company’s ordinary shares, par value 0.15144558 cent per share (the “Ordinary Shares”); the Company’s preference shares (the “Preference Shares”); depositary shares representing fractional interests in the Ordinary Shares and Preference Shares (the “Depositary Shares”); warrants to purchase Ordinary Shares (the “Ordinary Share Warrants”); warrants to purchase Preference Shares (the “Preference Share Warrants”); warrants to purchase Debt Securities (the “Debt Warrants,” and together with the Ordinary Share Warrants, Preference Share Warrants and Debt Warrants, the “Warrants”); purchase contracts (the “Purchase Contracts”); and purchase units (the “Purchase Units”). The Debt Securities, Ordinary Shares, Preference Shares, Depositary Shares, Warrants, Purchase Contracts and Purchase Units are herein referred to collectively as the “Securities.” The Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.
The Debt Securities may be issued under (i) the Senior Indenture, dated as of August 16, 2004, as amended by the First Supplemental Indenture, dated as of August 16, 2004, as amended by the Second Supplemental Indenture, dated as of December 10, 2010, as amended by the Third Supplemental Indentured, dated as of November 13, 2013, between the Company, as Issuer, and Deutsche Bank Trust

Aspen Insurance Holdings Limited
August 4, 2016

Company Americas, as Trustee (the “Senior Indenture”), (ii) the Subordinated Indenture in the form as filed as an exhibit to the registration statement on Form F-3 (File No.333-122571) of the Company, which was filed on February 4, 2005 with the Commission (the “Subordinated Indenture”) or (iii) such other supplemental indentures as may be entered into from time to time with the relevant trustee(s) (collectively, the “Indentures”). Certain terms of the Debt Securities will be established in indentures supplemental to the Indentures or by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.
The Warrants may be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Warrants.
The Depositary Shares and receipts evidencing such Depositary Shares (the “Receipts”) may be issued pursuant to the terms of a deposit agreement (the “Deposit Agreement”) to be entered into prior to the issuance of the Depositary Shares and the Receipts, with certain terms to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Depositary Shares and Receipts.
The Purchase Contracts and Purchase Units may be issued upon certain terms of such Securities to be established by or pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken relating to the issuance of such Securities.
In connection therewith, we have examined (a) the Registration Statement, (b) the Senior Indenture, and (c) the form of the Subordinated Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.
In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.
Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, and having regard for legal considerations we deem relevant, we are of the opinion that:

Aspen Insurance Holdings Limited
August 4, 2016

1.Assuming (i) that the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized; (ii) that the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the applicable Indenture and supplemental indenture relating to such Debt Securities; (iii) that the Indentures have been duly executed and delivered by each party thereto; (iv) the effectiveness of the Registration Statement under the Securities Act; (v) the qualification of the Indentures under the Trust Indenture Act of 1939, as amended; (vi) the compliance with the “blue sky” laws of certain states; (vii) that the terms of such Debt Securities do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (viii) that all necessary approvals have been obtained from the Bermuda regulatory authorities; and (ix) that such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated under the applicable Indenture and any applicable supplemental indenture relating to such Debt Securities and in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any Purchase Contracts that are exchangeable or convertible into Debt Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.
2.Assuming (i) that the Warrants have been duly and properly authorized; (ii) that all necessary approvals have been obtained from the Bermuda regulatory authorities; (iii) the effectiveness of the Registration Statement under the Securities Act; (iv) the compliance with the “blue sky” laws of certain states; and (v) that the applicable Warrant Agreement and warrant certificate have been duly executed and delivered by each party thereto and their terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security

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August 4, 2016

for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.
3.Assuming (i) that a Deposit Agreement relating to any Depositary Shares has been duly and properly authorized; (ii) that the Ordinary Shares or the Preference Shares relating to such Depositary Shares have been duly and properly authorized for issuance in accordance with the Memorandum of Association and Bye-laws of the Company and in accordance with a resolution of the Board of Directors of the Company specifying the specific terms thereof and the rights attaching thereto in accordance with the Memorandum of Association and Bye-laws of the Company and Bermuda law, and that such terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or regulatory body having jurisdiction over the Company; (iii) that such Deposit Agreement has been duly executed and delivered by each party thereto; (iv) the effectiveness of the Registration Statement under the Securities Act; (v) the compliance with the “blue sky” laws of certain states; (vi) that the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and are such that they do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vii) that the Ordinary Shares or the Preference Shares relating to such Depositary Shares have been duly executed and issued and paid for in the manner contemplated in the Deposit Agreement and the Registration Statement and any prospectus supplement relating thereto; (viii) that all necessary approvals have been obtained from the Bermuda regulatory authorities; and (ix) that the Receipts are duly issued against the deposit of such Ordinary Shares or the Preference Shares in accordance with such Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in such Deposit Agreement.
4.Assuming (i) that Purchase Contracts and the terms of the offering thereof and related matters have been duly and properly authorized (including authorization and execution of the issuance of the Ordinary Shares, the Preference Shares or the Debt Securities to be issued pursuant to such Purchase Contracts), and the terms of such Purchase Contracts and of such Ordinary Shares, Preference Shares or Debt Securities, as the case may be, do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) that such Purchase Contracts have been duly and properly executed, issued and are delivered by each party thereto; (iii) that all necessary approvals have been obtained from the Bermuda regulatory authorities; (iv) the effectiveness of the Registration Statement under the Securities Act; (v) the compliance with the “blue sky” laws of certain states; and (vi) that the payment of the consideration for such Purchase Contracts has been made in accordance with such authorization as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding to equity or at law, including principles of commercial reasonableness or

Aspen Insurance Holdings Limited
August 4, 2016

conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.
5.Assuming (i) that the Purchase Units and the terms of the offering thereof and related matters have been duly and properly authorized (including authorization of the issuance and terms of the Purchase Contracts that are a component of such Purchase Units, and the authorization and execution of the issuance of the Ordinary Shares, the Preference Shares or the Debt Securities to be issued pursuant to such Purchase Contracts), and the terms thereof do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) that, in the case of any such Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof, in accordance with their terms; (iii) that all necessary approvals have been obtained from the Bermuda regulatory authorities; (iv) the effectiveness of the Registration Statement under the Securities Act; (v) the compliance with the “blue sky” laws of certain states; and (vi) that each of (a) such Purchase Units, (b) such Purchase Contracts and (c) in the case of any such Purchase Units consisting at least in part of Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, such Debt Securities, have been duly executed, authenticated (in the case of such Debt Securities), issued and delivered by each party thereto, then, upon the payment of the consideration for such Purchase Units and any such related Purchase Contracts or Debt Securities in accordance with such corporate action and, in the case of such Debt Securities, the Indentures, such Purchase Units will constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing, which principles of equity are of general application, and, when applied by a court, might cause such court to, among other things, (A) not allow a creditor to accelerate the maturity of a debt or terminate a forbearance period relating to a debt, or to realize upon any security for the payment of such debt, upon the occurrence of a default deemed immaterial or (B) include a requirement that a creditor or other holder act with reasonableness and good faith.
The opinions expressed herein are subject to the following additional assumptions, qualifications and exceptions:

(i)
We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal law of the United States. In particular, we do not pass on any matter governed by Bermuda law and we assume the validity of the Securities, the Indentures, the Warrant Agreement, the Deposit Agreement and the Receipts under the Company’s constitutive documents and any law, regulation, order or decree in Bermuda. Insofar as the opinions

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August 4, 2016

expressed herein relate to or depend upon matters governed by the laws of Bermuda, we have relied upon the opinion of Appleby which is being filed as Exhibit 5.2 to the Registration Statement.

(ii)
Certain of the remedial provisions, including waivers, with respect to the exercise of remedies contained in any contract or agreement or security or instrument referenced above are or may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of any such contract or agreement, taken as a whole.

(iii)
Insofar as any contract or agreement or security or instrument referenced above provides for indemnification or contribution or waivers of rights or defenses, enforcement thereof may be limited by public policy considerations or other applicable law.

(iv)
We express no opinion as to provisions of any contract or agreement or security or instrument insofar as such provisions relate to: (1) the subject matter jurisdiction of the courts specified therein, if any, to adjudicate any controversy related to such contract or agreement, (2) any waiver of jury trial contained therein, (3) any right of set-off or provision for liquidated damages, (4) any limitations on the effectiveness of oral amendments, modifications, consents and waivers, and (5) any waiver of objection to venue set forth therein with respect to proceedings in the courts specified therein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update (including with respect to any action which may be required in the future to perfect or continue the perfection of any security interest) or supplement such opinions or views to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereinafter become effective. Upon finalization of the terms of any contract or agreement or security or instrument referenced above which has not been executed as of the date hereof, additional assumptions, qualifications and exceptions may be applicable in any future opinion which the Company may ask us to deliver addressing such contract or agreement or security or instrument, the filing of which with the Commission would, at such time, require our consent.
We consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Registration Statement and to the use of our name under the caption “Legal Matters” contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act.
Very truly yours,
/s/Willkie Farr & Gallagher (UK) LPP
Willkie Farr & Gallagher (UK) LPP